WARRANT

Number
Warrants
                          BIOMASSE INTERNATIONAL, INC.
                             (a Florida Corporation)
WB




This Warrant Certificate Certifies That

CUSIP 09061 D 11 6

or registered assigns, is the registered holder of the number of Warrants ("Warrants") set forth above. Each Warrant Entitles the holder thereof to purchase from BIOMASSE INTERNATIONAL, INC., a Florida corporation (the "Company"), subject to the terms and conditions set forth in the Warrant Agreement, one fully paid and non-assessable share of Class B common stock. $0.001 par value, of the Company (the "Class B Common Stock") upon payment of $1.10, subject to adjustments (the "Exercise Price"), for each Warrant held, and any applicable taxes paid either in cash or by certified or official bank check to the order of the Company, and upon presentation and surrender of this Warrant Certificate (with the instructions for the registration and delivery of the Class B Common Stock completed), at any time prior to midnight, Pacific Daylight Time, January 31, 2002, at the offices of the stock transfer office in Boulder City, Nevada, of Intercontinental Registrar & Transfer Agency, Inc., warrant agent of the Company ("the "Warrant Agent"), or any successor Warrant Agent, or, if there be no successor Warrant Agent, at the offices of the Company at Montreal, Quebec, Canada. The Exercise Price and the number and type of securities received upon exercise are subject to adjustment in certain events to prevent dilution.

[OBJECT OMITTED]
The Company shall not be required to issue fractions of Warrants, Class B Common Stock or other securities upon the exercise of the Warrants, in the case of the exercise if less than all the Warrants represented hereby. The Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrants Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrant.

The Company shall not be obligated to deliver any securities pursuant to the exercise of this Warrant unless a registration statement under the Securities
Act of 1933, as amended, and under the applicable state securities law with respect to such securities is effective or there is an available exemption from such Federal and State registration requirements. This Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

This Warrant shall not be valid unless countersigned by the Warrant Agent. ADDITIONAL PROVISIONS OF THIS WARRANT ARE CONTAINED ON THE REVERSE HEREOF.

DATED:

                          BIOMASSE INTERNATIONAL, INC.

1. PROTECTION AGAINST DILUTION. The Warrants are subject to adjustment of the exercise price in certain events, such as stock dividends, stock splits, mergers, sale of substantially all of the Company's assets, and for other extraordinary events in which additional shares of Class B Common Stock of the Grantor are issued in a transaction not involving cash consideration, by increasing or decreasing the amount of Shares subject to this Warrant in the same proportion as the increase or decrease in additional shares of Class B Common stock of the Grantor outstanding, fully diluted, after such transaction.

2. EXERCISE OF WARRANT. This Warrant may be exercised by the Holder, in whole at any time or in part from time to time prior to midnight, Pacific Daylight Time, January 31, 2002.

3. Method of Exercise. The Warrant shall be exercisable by a written Form of Exercise signed by an authorized representative of Holder or his assigns which shall (a) state Holder's election to exercise the Warrant; (b) the person in whose name the certificate for such shares is to be registered, his address and social security number;(C)be delivered in person or by certified mail to the Warrant Agent.

4. ASSIGNABILITY OF WARRANT. The Warrant may be detached from the Unit and assigned or sold by Holder at any time during the term of the Warrant by providing to Grantor a written notice of assignment in the form as shown below on this certificate.

5. REPRESENTATIONS AND WARRANTIES OF GRANTOR. Upon exercise of the Warrant in full by holder or his assigns, the shares underlying the Warrant shall be free and clear of all liens, claims, charges and encumbrances. Grantor agrees to indemnify and hold harmless Holder in connection with any claim, loss damage or expense, including attorneys' fees, trail and appellate levels, in connection with any breach of the foregoing.

6. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations, warranties, covenants and agreements set forth herein shall be continuous and shall survive the termination of this agreement or any part thereof.

7.         MISCELLANEOUS
a) Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the transactions contemplated hereby, and this Agreement supersedes in all respects all written or oral understandings and agreements heretofore existing between the parties hereto.
b) Counterparts. This Agreement may be executed in one or more counterparts, and all such counterparts shall constitute one and the same instrument.
c) Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process with regard hereto shall be in writing and shall be deemed to have been duly given, when delivered by hand or three (3) days after deposited into the United States mail, by registered or certified mail, return receipt requested, postage prepaid.
d) Additional Documents. At any time and from time to time, the parties hereto shall execute such documents as are necessary to effect this Agreement.
e) Jurisdiction Venue. The parties to this Agreement agree that jurisdiction and venue shall properly lie in the State of Florida, or in the United States District Court for the State of Florida, with respect to any legal proceedings arising from this Agreement.
f) Attorneys' Fees. In the event any suit or legal proceeding is brought for the enforcement of any of the provisions of this Agreement, the parties hereto agree that the prevailing party or parties shall be entitled to recover attorneys' fees, including attorneys' fees for any appeal, and costs incurred in bringing such suit or proceeding.
g) Governing Law. This agreement has been negotiated and prepared and shall be performed in the State of Florida, and the validity, construction and enforcement of, and the remedies under this Agreement shall be governed in accordance with the laws of the State of Florida.

                                FORM OF EXERCISE
                          Number of Warrants Exercised
                                 ---------------

    The undersigned hereby elects to exercise the right to purchase represented by the within Warrant for, and to purchase thereunder, shares of the stock provided for therein, and requests that certificates for such shares be issued in the name of:


(Name and Social Security Number)

(Street Address)

(State, Zip Code)
and if said number of shares shall not be all the shares purchasable thereunder, that a new Warrant for the balance remaining of the shares purchasable under the within Warrant be registered in the name of the undersigned Warrantholder or his Assignee as below indicated and delivered to the address stated below.

Dated:                               19     .
       -----------------------------    ----


(Name of Warrantholder or Assignee)


(Street Address)


(City, State, Zip Code)


(Signature of Warrantholder)


(Signature of Joint Owner)
                                   ASSIGNMENT

   (To Be Executed Only Upon the Assignment of the Warrant)

    For Value Received, the undersigned hereby sells, assigns and transfers unto

(Name and Social Security Number)

(Street Address)

(City, State, Zip Code)
the within Warrant, hereby irrevocably constituting and appointing as his true and lawful attorney in fact to transfer said Warrant on the books of the Company, with full power of substitution in the premises.

Dated:                               19     .
       -----------------------------    ----

Signature Guaranteed:

(Signature of Warrantholder)

(Signature of Joint Owner)




Note: The above signature must correspond with the name written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatever unless this Warrant has been assigned.